EXHIBIT 99.3

PLIANT CORPORATION

Reconciliation of income from continuing operations before income taxes and EBITDA(R) or Segment Profit

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
Amounts in $ millions	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Income from continuing operations before income taxes	$19.1	$376.6	$1.4	$303.1

Add back:
Depreciation and amortization	10.7	10.1	33.8	30.1
Interest	21.7	20.0	63.9	60.6
Restructuring and other costs	5.4	(0.7)	7.2	(0.7)
Reorganization costs	0.3	18.4	1.0	82.2
Other operating costs	—	—	1.1	—
Gain on extinguishment of debt	(32.5)	(398.4)	(32.5)	(398.4)
EBITDA(R) or Segment profit	$24.7	$26.0	$75.9	$76.9